Exhibit 99.1
For Immediate Release
PCTEL Posts $18.3 Million in Q1 Revenue from Continuing
Operations
10% Increase From The Same Period Last Year
Board of Directors Approves Special Cash Dividend
Bloomingdale, IL – April 24, 2008 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the first quarter ended March 31, 2008. The Company also announced that its Board of Directors has approved a one-time, special cash dividend of $0.50 per share.
The Company completed the sale of its Mobility Solutions Group (MSG) on January 4, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
First Quarter Financial Highlights – Continuing Operations (excludes MSG)
•	$18.3 million in revenue from continuing operations for the quarter, an increase of 10 percent over the same period last year.

•	Gross Profit from continuing operations of 48% versus 45 % in the same period last year.

•	GAAP Operating Profit from continuing operations of 2% as compared to negative (11) % in the same period last year.

•	Non-GAAP Operating Profit from continuing operations of 13% versus break even in the same period last year. The Company’s reporting of non-GAAP operating profit excludes expenses for restructuring, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net income from continuing operations of $475,000 for the quarter, or $0.02 per diluted share, compared to a net loss of $(725,000), or $(0.03) per share for the same period in 2007.

•	Non-GAAP net income from continuing operations of $2.7 million for the quarter, or $0.13 per diluted share compared to $1.2 million of net income, or $0.06 per share for the same period in 2007. The Company’s reporting of non-GAAP income excludes expenses for restructuring, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$118.4 million of cash and investments at March 31, 2008, of which $15.4 million is classified as long term. The company expects to pay approximately $5.3 million a quarter in estimated tax payments during each of the next four quarters for a total of approximately $21 million related to the gain on sale of its Mobility Solutions Group, which closed on January 4, 2008.
In addition, the Company’s Board of Directors has approved a one-time, special cash dividend of $0.50 per common share. The cash dividend is payable on May 30, 2008 to shareholders of record on May 15, 2008. PCTEL currently has approximately 20.85 million shares outstanding.
The Company expects to continue to repurchase its shares under the previously announced, 3 million share buyback program under which PCTEL may purchase shares of its common stock in open market and other transactions at prices approved by management. The Company repurchased 1.14 million shares during the first quarter for $7.6 million at an average price of $6.66.
“We continue to make progress in growing our spectrum management business and in improving our operational effectiveness. We are increasingly pleased with our decision to focus on businesses that we know how to scale,” said Marty Singer, PCTEL’s Chairman and CEO. “Our decision to pay our shareholders a special dividend reflects our confidence that we have sufficient working capital to organically grow the business and to accelerate our growth through small, accretive acquisitions. Organically growing our business, buying back our shares, and paying a special dividend all reflect our commitment to enhancing shareholder value,” added Singer.
First Quarter Financial Highlights – Discontinued Operations (MSG)
•	GAAP net income from discontinued operations of $36.7 million in the first quarter 2008 represents the gain on sale of the Mobility Solutions Group, net of accrued income tax. The Company excludes discontinued operations from its non-GAAP earnings.
PCTEL’s management team will discuss the Company’s results as well as the special dividend during its scheduled earnings teleconference today at 6:15 PM EDT. Management will host the call from their new corporate headquarters in Bloomingdale, Illinois.

CONFERENCE CALL / WEBCAST
The company will hold a conference call at 6:15 PM EDT (5:15 PM CDT) today, Thursday April 24, 2008 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (888) 240-1009 (U.S. / Canada) or (913) 312-1409 (international).
To listen via the Internet, please visit, www.pctel.com, or http://investor.pctel.com/events.cfm
REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 4283057.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. PCTEL’s MAXRAD® antenna solutions address public safety applications, unlicensed and licensed wireless broadband, fleet management, and network timing. Its portfolio includes a broad range of antennas for WiMAX, Land Mobile Radio, GPS, telemetry, RFID, WiFi, indoor cellular, and mesh networks. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site at: www.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s expectations regarding continuing stock repurchases under its stock buyback program, its progress in growing its spectrum management business and improving its operational effectiveness, and the sufficiency of its working capital to pay a special dividend to shareholders, grow its business and accelerate growth through acquisitions, are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401
	jack.seller@pctel.com	mary@summitirgroup.com

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended
	March 31,
	2008	2007
REVENUES	$18,300	$16,617
COST OF REVENUES	9,534	9,188

GROSS PROFIT	8,766	7,429

OPERATING EXPENSES:
Research and development	2,186	2,579
Sales and marketing	2,763	2,738
General and administrative	2,772	3,443
Amortization of other intangible assets	440	695
Restructuring charges	377	—
Gain on sale of assets and related royalties	(200)	(250)

Total operating expenses	8,338	9,205

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	428	(1,776)
OTHER INCOME, NET	784	953

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	1,212	(823)
PROVISION (BENEFIT) FOR INCOME TAXES	737	(98)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	475	(725)

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	36,693	(33)

NET INCOME (LOSS)	$37,168	($758)

Basic Earnings per Share:
Income (Loss) from Continuing Operations	$0.02	($0.03)
Income (Loss) Discontinued Operations	$1.80	$0.00
Net Income (Loss)	$1.82	($0.04)

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	$0.02	($0.03)
Income (Loss) Discontinued Operations	$1.80	$0.00
Net Income (Loss)	$1.82	($0.04)

Weighted average shares — Basic	20,426	21,029
Weighted average shares — Diluted	20,426	21,029

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93,047	$26,632
Short-term investment securities	9,931	38,943
Accounts receivable, net	12,751	16,082
Inventories, net	9,566	9,867
Deferred tax assets, net	1,591	1,591
Prepaid expenses and other assets	1,893	1,800

Total current assets	128,779	94,915
PROPERTY AND EQUIPMENT, net	12,220	12,136
LONG-TERM INVESTMENT SECURITIES	15,432	—
GOODWILL	17,304	16,770
OTHER INTANGIBLE ASSETS, net	7,186	4,366
DEFERRED TAX ASSETS, net	4,863	4,863
OTHER ASSETS	906	1,022
ASSETS OF DISCONTINUED OPERATIONS	—	1,807

TOTAL ASSETS	$186,690	$135,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,490	$956
Accrued liabilities	4,736	8,395
Short term debt	111	107
Income tax liabilities	22,810	8

Total current liabilities	29,147	9,466
LONG-TERM LIABILITIES	1,050	1,192
LIABILITIES OF DISCONTINUED OPERATIONS	—	654

Total liabilities	30,197	11,312

STOCKHOLDERS’ EQUITY:
Common stock	21	22
Additional paid-in capital	159,816	165,108
Accumulated deficit	(3,472)	(40,640)
Accumulated other comprehensive income	128	77

Total stockholders’ equity	156,493	124,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$186,690	$135,879

PCTEL, Inc.
Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2008	2007
REVENUES:
Broadband Technology Group	$18,194	$16,341
Licensing	106	276

TOTAL REVENUES	18,300	16,617

GROSS PROFIT:
Broadband Technology Group	8,662	7,157
Licensing	104	272

TOTAL GROSS PROFIT	8,766	7,429

GROSS PROFIT %:
Broadband Technology Group	47.6%	43.8%
Licensing	98.1%	98.6%

TOTAL GROSS PROFIT %	47.9%	44.7%

PCTEL, Inc.
Reconciliation of Non-GAAP to GAAP Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended March 31, 2008				Three Months Ended March 31, 2007
	As	Non-GAAP		Non	As	Non-GAAP		Non
	Reported	Adjustments (a)		GAAP	Reported	Adjustments(a)		GAAP
REVENUES:
Broadband Technology Group	$18,194			$18,194	$16,341			$16,341
Licensing	106			106	276			276

TOTAL REVENUES	18,300			18,300	16,617			16,617

GROSS PROFIT:
Broadband Technology Group	8,662	92	(a)	8,754	7,157	99	(a)	7,256
Licensing	104			104	272			272

TOTAL GROSS PROFIT	8,766	92		8,858	7,429	99		7,528

GROSS PROFIT %:
Broadband Technology Group	47.6%			48.1%	43.8%			44.4%
Licensing	98.1%			98.1%	98.6%			98.6%

TOTAL GROSS PROFIT %	47.9%			48.4%	44.7%			45.3%

(a)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.

Reconciliation Of Non GAAP To GAAP Results Of Operations (a)
(unaudited, in thousands)

	Three Months Ended March 31, 2008			Three Months Ended March 31, 2007
	As	Non-GAAP	Non	As	Non-GAAP		Non
	Reported	Adjustments(a)	GAAP	Reported	Adjustments(a)		GAAP
REVENUES	$18,300		$18,300	$16,617			$16,617
COST OF REVENUES	9,534	(92) (b)	9,442	9,188	(99)	(b)	9,089

GROSS PROFIT	8,766	92	8,858	7,429	99		7,528
OPERATING EXPENSES:
Research and development	2,186	(154) (b)	2,032	2,579	(140)	(b)	2,439
Sales and marketing	2,763	(154) (b)	2,609	2,738	(139)	(b)	2,599
General and administrative	2,772	(749) (b)	2,023	3,443	(771)	(b)	2,672
Amortization of other intangible assets	440	(440)	—	695	(695)		—
Restructuring charges	377	(377)	—	—			—
Gain on sale of assets and related royalties	(200)		(200)	(250)			(250)
Total operating expenses	8,338	(1,874)	6,464	9,205	(1,745)		7,460

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	428	1,966	2,394	(1,776)	1,844		68
OTHER INCOME, NET	784		784	953			953

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	1,212	1,966	3,178	(823)	1,844		1,021
PROVISION (BENEFIT) FOR INCOME TAXES	737	(222)	515	(98)	(85)		(183)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	475	2,188	2,663	(725)	1,929		1,204
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	36,693	(36,693)	—	(33)	33		—

NET INCOME (LOSS)	$37,168	$(34,505)	$2,663	$(758)	$1,962		$1,204

Basic Earnings per Share:
Income (Loss) from Continuing Operations	$0.02		$0.13	$(0.03)			$0.06
Income (Loss) Discontinued Operations	$1.80		$—	$—			$—
Net Income (Loss)	$1.82		$0.13	$(0.04)			$0.06

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	$0.02		$0.13	$(0.03)			$0.06
Income (Loss) Discontinued Operations	$1.80		$—	$—			$—
Net Income (Loss)	$1.82		$0.13	$(0.04)			$0.06

Weighted average shares — Basic	20,426		20,426	21,029			21,029
Weighted average shares — Diluted	20,426		20,426	21,029			21,754

(a)	These adjustments reconcile the company’s GAAP results of operations to its non-GAAP results of operations. The company believes that presentation of results excluding items such as non-cash compensation expense, amortization of intangible assets, restructuring charges, non-cash income tax expense, and results of discontinued operations, provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(b)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.